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                                                                     Exhibit 3.3


                  CORRECTED CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                         ENSOURCE ENERGY INCOME FUND LP


          Ensource Energy Income Fund LP, a Delaware limited partnership (the "Partnership"), pursuant to Section 17-213(b) of the Delaware Revised Uniform Limited Partnership Act, does hereby certify:

          1. The Certificate of Limited Partnership of the Partnership (the "Certificate of Limited Partnership") was filed in the Office of the Secretary of State of the State of Delaware on May 10, 2005 and was corrected by a Certificate of Correction thereto filed in the Office of the Secretary of State of the State of Delaware on June 21, 2005.

          2. The Certificate of Limited Partnership was defectively and erroneously executed, and is an inaccurate record of the action therein referred to, in that Ensource Energy Partners, LP, a Delaware limited partnership ("EEP LP"), the general partner of the Partnership and the entity that executed the Certificate of Limited Partnership, intended the Certificate of Limited Partnership to become effective following the formation of EEP LP, EEP LP having been formed at 12:01 a.m. on May 26, 2005 pursuant to the filing of a Certification of Limited Partnership of EEP LP in the Office of the Secretary of State of the State of Delaware on May 10, 2005 that was corrected by a Corrected Certificate of Limited Partnership of EEP LP to provide for a delayed effective date of formation of EEP LP of 12:01 a.m. on May 26, 2005.

          3. The corrected Certificate of Limited Partnership, showing the delayed effective date of formation of the Partnership, is as follows:

               "1.   The name of the Partnership is: Ensource Energy Income
     Fund L.P.


                                                        State of Delaware
                                                        Secretary of State
                                                     Division of Corporations
                                                   Delivered 05:12 PM 09/09/2005
                                                     FILED 05:12 PM 09/09/2005
                                                   SRV 050741532 - 3959121 FILE

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               2.   The address of the Registered Office of the Partnership in
     Delaware is 615 South DuPont Highway, Dover, Delaware 19901. The Partnership's Registered Agent at the address is Capitol Services, Inc.

               3.   The name and business address of the General Partner is:

                    Ensource energy Partners, LP
                    910 Travis, Suite 1905
                    Houston, Texas 77002

               4. This Certificate of Limited Partnership shall be effective as of 12:02 a.m. on May 26, 2005."

          IN WITNESS WHEREOF, EEP, LP, as sole general partner of the Partnership, has caused this Corrected Certificate of Limited Partnership to be duly executed and filed on behalf of the Partnership as of September 9, 2005.


                                       GENERAL PARTNER:
                                       ----------------

                                       ENSOURCE ENERGY PARTNERS, LP

                                       By: Ensource Energy Company LLC,
                                           its general partner


                                       By: /s/ SCOTT W. SMITH
                                           ------------------------------
                                           Name:  Scott W. Smith
                                           Title: President